            AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 25, 2007
                                                     REGISTRATION NO. 333-124196
--------------------------------------------------------------------------------

                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               AMENDMENT NO. 2 TO
                                    FORM SB-2

                             REGISTRATION STATEMENT

                                    UNDER THE

                             SECURITIES ACT OF 1933

                            SUPERIOR GALLERIES, INC.
                 (Name of small business issuer in its charter)

               DELAWARE                                      35-2208007
    (State or other jurisdiction of                       (I.R.S. Employer
    incorporation or organization)                       Identification No.)

                                      5094
                          (Primary Standard Industrial
                               Classification No.)

          9478 WEST OLYMPIC BOULEVARD, BEVERLY HILLS, CALIFORNIA 90212
                                 (310) 203-9855
    (Address and telephone number of Registrant's principal executive offices and principal place of business)
                            -------------------------

                                   JOHN BENSON
                         INTERIM CHIEF FINANCIAL OFFICER
                            SUPERIOR GALLERIES, INC.
                           9478 WEST OLYMPIC BOULEVARD
                         BEVERLY HILLS, CALIFORNIA 90212
                                 (310) 203-9855
            (Name, Address and Telephone Number of Agent for Service)
                            -------------------------

                                   COPIES TO:
                           THOMAS G. BROCKINGTON, ESQ.
                               RUTAN & TUCKER, LLP
                         611 ANTON BOULEVARD, 14TH FLOOR
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 641-5100

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration becomes effective.

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX. |__|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |__|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |__|


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                          DEREGISTRATION OF SECURITIES

         In accordance with the registrant's undertaking set forth in the registration statement, effective as of the date and time that this post-effective amendment no. 2 is declared effective, the registrant hereby deregisters such shares of its common stock that were registered on the registration statement (333-124196) but were not sold under the registration statement.


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                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, in the city of Beverly Hills, State of California, on May 25, 2007.

                                            SUPERIOR GALLERIES, INC.


                                            By:  /S/ WILLIAM H. OYSTER
                                                 -------------------------------
                                                 William H. Oyster
                                                 Interim Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           Name                                     Title                               Date

/S/ WILLIAM H. OYSTER               Interim Chief Executive Officer                  May 25, 2007
------------------------------      (principal executive officer) and Director
William H. Oyster

/S/ JOHN BENSON                     Interim Chief Financial Officer,                 May 25, 2007
------------------------------      Secretary (principal accounting officer)
John Benson                         and Director


/S/ SCOTT WILLIAMSON                Interim Chief Operating Officer and              May 25, 2007
------------------------------      Director
Scott Williamson


/S/ DAVID RECTOR                    Director                                         May 25, 2007
------------------------------
David Rector


/S/ MITCHELL STOLTZ                 Director                                         May 25, 2007
------------------------------
Mitchell Stoltz